UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2006
AMERICAN PHYSICIANS CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 000-32057

Michigan (State of Incorporation)	38-3543910 (IRS Employer Identification No.)
1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (517) 351-1150
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Approval of Incentive Compensation Plan for 2006
     On March 9, 2006, the Compensation Committee (the “Compensation Committee”) of the board of directors of American Physicians Capital, Inc. (the “Company”) approved the incentive compensation arrangement for 2006 (the “Bonus Plan”), pursuant to which all employees of the Company, including its executive officers, will be eligible to receive a cash bonus based on the Company’s return on shareholders’ equity (“ROE”). Under the Bonus Plan, no payout will occur unless a minimum ROE of 5% has been met, in which case executive officers will receive a bonus equal to 25% of salary. The amount of the cash bonus is based on a sliding scale and will increase as the Company’s ROE increases beyond the specified minimum threshold. Cash bonuses are paid early in the following year after financial results for the previous year have been determined. The Bonus Plan for 2006 is substantially similar to the incentive compensation arrangement approved by the Compensation Committee for 2005.
     A summary of the Bonus Plan for 2006 is attached hereto as Exhibit 10.46 and incorporated herein by reference.
Approval of 2006 Base Salary
     In March 2005, the Compensation Committee determined to annually adjust each executive officer’s base salary based on the average annual base salary change received by all Company employees beginning in 2006. The average annual base salary change received by all Company employees for 2006 was 3.8%. Therefore, effective January 1, 2006, the following base salaries for the Company’s executive officers for fiscal 2006 were approved by the Compensation Committee, reflecting increases of 3.8% over 2005 salaries:

Executive	Title	Base Salary
R. Kevin Clinton	President and Chief Executive Officer	$622,800
Annette E. Flood	Executive Vice President and Chief Operating Officer	$326,970
Frank H. Freund	Executive Vice President, Treasurer and Chief Financial Officer	$326,970
Approval of 2006 Director Fees
     In August 2005, the Board of Directors approved a recommendation by the Compensation Committee to simplify director compensation by paying an annual retainer fee and eliminating separate board and committee meeting attendance fees. The annual retainer fee for non-employee directors was established at $40,000, with the exception of the Chairman of the Board and Chairman of the Audit Committee who would receive annual retainer fees of $50,000 and $45,000, respectively. On March 10, 2006, the Company’s Board of Directors approved a further recommendation by the Compensation Committee to annually adjust, beginning in 2006, the annual retainer fee for non-employee directors based on the average annual base salary change received by all Company employees. The average annual base salary change received by all Company employees for 2006 was 3.8%. Therefore, effective January 1, 2006, each non-employee director will receive an annual retainer fee of $41,520, with the exception of the Chairman of the Board and Chairman of the Audit Committee who will receive annual retainer fees of $51,900 and $46,710, respectively.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
10.46 Summary of incentive compensation plan as of March 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
March 15, 2006

AMERICAN PHYSICIANS CAPITAL, INC.
By:	/s/ R. KEVIN CLINTON
R. Kevin Clinton
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.46	Summary of incentive compensation plan as of March 2006